Exhibit 99.1

Armata Pharmaceuticals Announces First Quarter Results and Provides

General Corporate Update

Company earns $750,000 milestone payment related to SWARM-P.a. Study

MARINA DEL REY, Calif., May 13, 2021 -- Armata Pharmaceuticals, Inc. (NYSE American: ARMP) (“Armata” or the “Company”), a biotechnology company focused on pathogen-specific bacteriophage therapeutics for antibiotic-resistant and difficult-to-treat bacterial infections, today announced results for the first quarter of 2021 and provided a corporate update.

First Quarter 2021 and Recent Highlights:

•	Continued to advance the single ascending dose (SAD) cohort of the SWARM-P.a. Phase 1b/2a clinical trial evaluating AP-PA02 as a potential treatment for cystic fibrosis patients with chronic Pseudomonas aeruginosa airway infection

•	Progressed IND-enabling activities in preparation for a Phase 1b/2 clinical trial evaluating AP-SA02 as a potential treatment for Staphylococcus aureus bacteremia

•	Raised gross proceeds of $20.0 million through a securities purchase agreement with Innoviva Strategic Opportunities LLC, a wholly owned subsidiary of Innoviva, Inc., Armata’s largest shareholder

•	Subsequent to the end of the quarter, the Company earned a $750,000 payment from the Cystic Fibrosis (CF) Foundation for achieving a milestone related to the SWARM-P.a. study

“Despite the risks COVID-19 present to people with chronic lung infections, we are making progress with our SWARM-P.a. study as the pandemic’s negative impact on trial operations continues to improve,” stated Todd R. Patrick, Chief Executive Officer of Armata. “As we have noted previously, the study is being funded in part by a Therapeutics Development Award from the CF Foundation and we are grateful for their support. At the same time, we continue to engage in IND-enabling activities in support of a Phase 1b/2 trial of our second candidate, AP-SA02, in Staphylococcus aureus bacteremia, which would give us line-of-sight to two programs in the clinic.

“Beyond these programs, we are working toward the initiation of additional clinical trials assessing our phage-based therapeutic candidates in other difficult to treat indications, including non-cystic fibrosis bronchiectasis, pneumonia and prosthetic joint infection.

“With our recent financing, we believe we are well funded to achieve multiple pre-clinical and clinical milestones over the next two years,” Mr. Patrick concluded.

Anticipated 2021 and 2022 Milestones:

•	Complete the single ascending dose (SAD) cohort of the SWARM-P.a. Phase 1b/2a clinical trial evaluating AP-PA02 as a potential treatment for Pseudomonas aeruginosa infections in the coming months

•	Initiate and complete the multiple ascending dose (MAD) cohort of SWARM-P.a. trial in the fourth quarter of 2021 or first quarter of 2022

•	Initiate a Phase 1b/2 clinical trial evaluating AP-SA02 as a potential treatment for Staphylococcus aureus bacteremia

•	Initiate at least one additional clinical trial in a new indication

First Quarter Financial Results

Grant Revenue. The Company recognized grant revenue of $1.1 million for the three months ended March 31, 2021, which represents Medical Technology Enterprise Consortium (MTEC)’s share of the costs incurred for the Company’s AP-SA02 program for the treatment of Staphylococcus aureus bacteremia. The Company will receive a $15.0 million grant award from MTEC over a three-year period administered by the U.S. Department of Defense with funding from the Defense Health Agency and Joint Warfighter Medical Research Program. The Company recognized no grant revenue in the comparable period in 2020.

Research and Development. Research and development expenses for the three months ended March 31, 2021 were approximately $4.4 million as compared to $2.8 million for the comparable period in 2020. The increase was primarily related to the increase in clinical trial and personnel related expenses.

General and Administrative. General and administrative expenses for the three months ended March 31, 2021 and 2020 were $2.2 million in both years.

Loss from Operations. Loss from operations for the three months ended March 31, 2021 was $(5.4) million as compared to a loss from operations of $(4.9) million for the comparable period in 2020.

Cash and Equivalents. As of March 31, 2021, Armata held approximately $22.5 million of unrestricted cash and cash equivalents, as compared to $9.7 million as of December 31, 2020. During the first quarter, Armata completed a $20 million private placement financing with Innoviva Strategic Opportunities LLC, a wholly-owned subsidiary of Innoviva.

As of May 13, 2021, there were approximately 24.9 million shares of common stock outstanding.

About Armata Pharmaceuticals, Inc.

Armata is a clinical-stage biotechnology company focused on the development of pathogen-specific bacteriophage therapeutics for the treatment of antibiotic-resistant and difficult-to-treat bacterial infections using its proprietary bacteriophage-based technology. Armata is developing and advancing a broad pipeline of natural and synthetic phage candidates, including clinical candidates for Pseudomonas aeruginosa, Staphylococcus aureus, and other pathogens. In addition, in collaboration with Merck, known as MSD outside of the United States and Canada, Armata is developing proprietary synthetic phage candidates to target an undisclosed infectious disease agent. Armata is committed to advancing phage with drug development expertise that spans bench to clinic including in-house phage specific GMP manufacturing.

Forward Looking Statements

This communication contains "forward-looking" statements, including, without limitation, statements related to the use of proceeds from the securities offering, Armata's bacteriophage development programs, Armata's ability to meet expected milestones, Armata's ability to be a leader in the development of phage-based therapeutics, and statements related to the timing and results of clinical trials, including the anticipated results of clinical trials of AP-PA02 and AP-SA02, Armata's ability to develop new products based on bacteriophages and synthetic phages, and Armata's expectations for performance of Armata's therapeutic candidates based on Armata's recent nonclinical work. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon Armata's current expectations. Forward-looking statements involve risks and uncertainties. Armata's actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the ability of Armata's lead clinical candidates, AP-PA02 and AP-SA02, to be more effective than previous candidates; Armata's ability to expedite development of AP-PA02; Armata's ability to advance its preclinical and clinical programs and the uncertain and time-consuming regulatory approval process; Armata's ability to develop products based on bacteriophages and synthetic phages to kill bacterial pathogens; the Company's expected market opportunity for its products; Armata's ability to sufficiently fund its operations as expected, including obtaining additional funding as needed; and any delays or adverse events within, or outside of, Armata's control, caused by the ongoing outbreak of COVID-19. Additional risks and uncertainties relating to Armata and its business can be found under the caption "Risk Factors" and elsewhere in Armata's filings and reports with the SEC, including in Armata's Annual Report on Form 10-K, filed with the SEC on March 18, 2021, and in its subsequent filings with the SEC.

Armata expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Armata's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Media Contacts:

At Armata:

Steve Martin

Armata Pharmaceuticals, Inc.

ir@armatapharma.com

858-800-2492

Investor Relations:

Joyce Allaire

LifeSci Advisors, LLC

jallaire@lifesciadvisors.com

212-915-2569

Armata Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets

	March 31, 2021	December 31, 2020
	(Unaudited)
Assets
Cash and cash equivalents	$22,455,000	$9,649,000
Award receivable	1,125,000	561,000
Prepaids and other current assets	459,000	636,000
Total current assets	24,039,000	10,846,000
Property and equipment, net	12,811,000	12,837,000
Other long term assets	2,249,000	2,087,000
Intangible assets, net	13,746,000	13,746,000
Total assets	$52,845,000	$39,516,000

Liabilities and stockholders’ equity
Total current liabilities	$4,981,000	$6,705,000
Long term liabilities	10,775,000	10,877,000
Deferred tax liability	3,077,000	3,077,000
Total liabilities	18,833,000	20,659,000
Stockholders’ equity	34,012,000	18,857,000
Total liabilities and stockholders’ equity	$52,845,000	$39,516,000

Armata Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2021	2020
	(Unaudited)	(Unaudited)

Revenue	$1,066,000	$-
Operating expenses:
Research and development	4,350,000	2,750,000
General and administrative	2,151,000	2,171,000
Total operating expenses	6,501,000	4,921,000
Loss from operations	(5,435,000)	(4,921,000)
Other income (expense), net	(60,000)	(157,000)
Loss before income taxes and Net Loss	$(5,495,000)	$(5,078,000)
Net loss per share, basic and diluted	$(0.27)	$(0.49)
Weighted average shares outstanding, basic and diluted	20,458,355	10,451,746

Armata Pharmaceuticals, Inc.
Condensed Consolidated Statement of Cash Flows

	Three Months Ended March 31,
	2021	2020
	(Unaudited)	(Unaudited)
Operating activities:
Net loss	$(5,495,000)	$(5,078,000)
Adjustments required to reconcile net loss to net cash used in operating activities:
Stock-based compensation	842,000	1,044,000
Depreciation	281,000	295,000
Non-cash interest expense	62,000	159,000
Payment of accreted interest for deferred consideration for asset acquisition	(586,000)	-
Changes in operating assets and liabilities, net	(579,000)	(652,000)
Net cash used in operating activities	(5,475,000)	(4,232,000)
Investing activities:
Purchases of property and equipment, net	(298,000)	(104,000)
Net cash used in investing activities	(298,000)	(104,000)
Financing activities:
Principal payment of deferred consideration for asset acquisition	(1,414,000)	(1,000,000)
Proceeds from warrant and option exercises	445,000	81,000
Procees from private placement financing, net	19,548,000	23,331,000
Net cash provided by (used in) financing activities	18,579,000	22,412,000
Net increase (decrease) in cash and cash equivalents	12,806,000	18,076,000
Cash, cash equivalents and restricted cash, beginning of period	10,849,000	6,733,000
Cash, cash equivalents and restricted cash, end of period	$23,655,000	$24,809,000

Reconciliation of Cash and cash equivalents:	Three Months Ended March 31,
	2021	2020
Cash and cash equivalents	$22,455,000	$24,209,000
Restricted cash	1,200,000	600,000
Cash, cash equivalents and restricted cash	$23,655,000	$24,809,000